Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE

Contact:	John C. Merriwether
Vice President of Financial Relations
Health Management Associates, Inc.
(239) 598-3131

HEALTH MANAGEMENT ASSOCIATES, INC.

REPORTS OUTSTANDING THIRD QUARTER RESULTS

Net Revenue Increases 5.8%

Diluted Earnings per Share Increases 66.7% to $0.10

NAPLES, FLORIDA (October 26, 2009) Health Management Associates, Inc. (NYSE: HMA) today announced its consolidated financial results for the third quarter ended September 30, 2009. For the quarter, HMA reported net revenue of $1,121.9 million and earnings before interest, income taxes, depreciation and amortization, gains on sales of assets, gains and losses on the early extinguishment of debt, and write-offs of deferred financing costs (“EBITDA”) of $158.0 million. During the third quarter, income from continuing operations was $31.3 million and net income attributable to HMA’s common stockholders was $25.4 million, or $0.10 per diluted share. Excluding certain gains on sales of assets, and as shown in the tables accompanying this press release, diluted earnings per share increased 66.7% as compared to $0.06 per diluted share for the same quarter a year ago. The tables also include a reconciliation of income from continuing operations to all presentations of EBITDA (which is not a GAAP measure) contained in this press release, and the tables also contain other important information regarding how HMA defines and uses EBITDA. Further, certain tables have been included which reconcile the amounts previously reported for the three and nine months ended September 30, 2008 to those currently reported.

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Health Management Associates, Inc. / Page 2

For continuing operations, compared to the prior year’s third quarter, net revenue increased 5.8%, admissions increased 5.4%, adjusted admissions (reflecting total admissions adjusted for outpatient volume) increased 7.0%, emergency room visits increased 12.9% and surgeries declined 0.2%. Operating EBITDA for the third quarter was $180.1 million, or 16.1% of net revenue, compared to $158.6 million, or 15.0% of net revenue, for the same quarter in the prior year, marking a 13.6% increase.

“Our growth in patient volumes and operating earnings continued during the third quarter, as we benefited from the successful implementation of our proven operating strategies that focus on emergency room operations, physician recruitment and service development,” said Gary D. Newsome, HMA’s President and Chief Executive Officer. “We are in the relatively early stages of implementation of these three key operating initiatives, and we have additional opportunities going forward for the remainder of 2009 and throughout 2010.”

HMA’s provision for doubtful accounts, or bad debt expense, was $143.7 million, or 12.8% of net revenue, for the third quarter compared to $120.0 million, or 11.3% of net revenue, for the same quarter a year ago.

Uninsured discounts for the third quarter were $173.5 million, compared to $145.5 million for the same period a year ago. Charity/indigent care write-offs for the quarter were $20.3 million, compared to $25.4 million for the same quarter in the prior year. The sum of uninsured discounts, charity/indigent write-offs and bad debt expense, as a percent of the sum of net revenue, uninsured discounts and charity/indigent write-offs, was 25.7% for the third quarter, compared to 23.6% for the same quarter a year ago.

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Health Management Associates, Inc. / Page 3

Effective as of October 1, 2009, HMA entered into a restructuring agreement with Novant Health Inc. and certain of its affiliates. As a result, HMA’s hospitals in Gaffney, South Carolina and Louisburg, North Carolina have been placed in discontinued operations and prior periods have been reclassified for these two hospitals. HMA does not anticipate any material financial impact to its 2009 results from continuing operations resulting from this restructuring.

Cash flow from continuing operating activities for the nine months ended September 30, 2009 was $357.4 million, after cash interest and cash tax payments aggregating $164.0 million. During the third quarter, HMA repurchased an additional $10.0 million of face value of its 3.75% senior subordinated convertible notes due 2028. For the nine months ended September 30, 2009, HMA has reduced the principal amount of its debt by more than $184.0 million, which exceeds its full year 2009 debt repayment goal of $150.0 million. As a result, HMA’s total debt to EBITDA ratio and interest coverage ratio were 4.43 and 3.06, respectively, at September 30, 2009. These ratios are within the requirements of HMA’s credit facilities.

For the nine months ended September 30, 2009, HMA reported net revenue of $3,418.4 million and EBITDA of $508.6 million. During the nine month period, income from continuing operations was $122.7 million and net income attributable to HMA’s common stockholders was $104.1 million, or $0.42 per diluted share.

During the third quarter, HMA signed a non-binding letter of intent to acquire the 492-bed Sparks Health System located in Fort Smith, Arkansas. “We are excited about the opportunities to continue Sparks Health System’s tradition of delivering quality health care to the Fort Smith region,” said Mr. Newsome. “The anticipated completion of this acquisition will mark HMA’s return to acquiring hospitals in non-urban communities with proven demographic needs. The hospital acquisition pipeline continues to improve and we believe we will have additional opportunities for similar acquisitions in 2010.”

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Health Management Associates, Inc. / Page 4

HMA’s management team will hold a conference call and webcast to discuss HMA’s third quarter consolidated financial results and the contents of this press release on Tuesday, October 27, 2009 at 11:30 a.m. EDT. Investors are invited to access the webcast via HMA’s website located at www.hma.com or via www.streetevents.com. Alternatively, investors may join the conference call by dialing 877-476-3476. HMA will archive a copy of the audio webcast, along with any related information that HMA may be required to provide pursuant to Securities and Exchange Commission rules, on its website under the heading “Investor Relations,” for a period of 60 days following the conference call.

HMA’s mission is the delivery of compassionate and high quality health care services that improve the quality of life for its patients, physicians, and the communities it serves. HMA, by and through its subsidiaries operates 54 hospitals, with approximately 7,900 licensed beds, in non-urban communities located throughout the United States. All references to “HMA” or the “Company” used in this release refer to Health Management Associates, Inc. and its affiliates.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are subject to risks, uncertainties and assumptions and are identified by words such as “expects,” “estimates,” “projects,” “anticipates,” “believes,” “could,” and other similar words. All statements addressing operating performance, events, or developments that Health Management Associates, Inc. expects or anticipates will occur in the future, including but not limited to projections of revenue, income or loss, capital expenditures, earnings per share, debt structure, bad debt expense, capital structure, repayment of indebtedness, other financial items, statements regarding the plans and objectives of management for future operations, statements regarding acquisitions, divestitures and other proposed or contemplated transactions, statements of future economic performance, statements of the assumptions underlying or relating to any of the foregoing statements, and other statements which are other than statements of historical fact, are considered to be “forward-looking statements.”

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Health Management Associates, Inc. / Page 5

Because they are forward-looking, such statements should be evaluated in light of important risk factors and uncertainties. These risk factors and uncertainties are more fully described in Health Management Associates, Inc.’s most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Forms 10-Q under the heading entitled “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of Health Management Associates, Inc.’s underlying assumptions prove incorrect, actual results could vary materially from those currently anticipated. In addition, undue reliance should not be placed on Health Management Associates, Inc.’s forward-looking statements. Except as required by law, Health Management Associates, Inc. disclaims any obligation to update or publicly announce any revisions to any of the forward-looking statements contained in this press release.

(financial tables follow)

HEALTH MANAGEMENT ASSOCIATES, INC.

CONSOLIDATED STATEMENTS OF INCOME

(unaudited, in thousands except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
		(as adjusted)		(as adjusted)

Net revenue	$1,121,903	$1,060,224	$3,418,373	$3,270,548

Operating expenses:
Salaries and benefits	438,202	440,624	1,332,265	1,339,165
Supplies	154,262	145,786	480,051	447,026
Provision for doubtful accounts	143,745	120,039	419,872	364,472
Depreciation and amortization	60,424	58,543	179,198	173,150
Rent expense	25,532	23,006	75,060	66,841
Other operating expenses	202,147	190,302	602,497	573,667

Total operating expenses	1,024,312	978,300	3,088,943	2,964,321

Income from operations	97,591	81,924	329,430	306,227

Other income (expense):
Gains on sales of assets, net	90	1,201	1,936	169,140
Interest and other income, net	942	1,352	1,499	5,200
Interest expense	(54,300)	(59,716)	(163,485)	(186,932)
Gains (losses) on early extinguishment of debt	(533)	—	16,202	(700)
Write-offs of deferred financing costs	—	—	(444)	(1,497)

Income from continuing operations before income taxes	43,790	24,761	185,138	291,438
Provision for income taxes	(12,495)	(4,784)	(62,392)	(105,963)

Income from continuing operations	31,295	19,977	122,746	185,475
Income (loss) from discontinued operations, net of income taxes	626	(4,597)	1,042	(13,602)

Consolidated net income	31,921	15,380	123,788	171,873
Net income attributable to noncontrolling interests	(6,476)	(4,569)	(19,734)	(10,754)

Net income attributable to Health Management Associates, Inc.	$25,445	$10,811	$104,054	$161,119

Earnings (loss) per share attributable to Health Management Associates, Inc. common stockholders:
Basic :
Continuing operations	$0.10	$0.06	$0.42	$0.72
Discontinued operations	—	(0.02)	—	(0.06)

Net income	$0.10	$0.04	$0.42	$0.66

Diluted :
Continuing operations	$0.10	$0.06	$0.42	$0.72
Discontinued operations	—	(0.02)	—	(0.06)

Net income	$0.10	$0.04	$0.42	$0.66

Weighted average number of shares outstanding:
Basic	245,234	243,286	244,953	243,249

Diluted	247,514	244,805	246,225	244,774

Net income attributable to Health Management Associates, Inc.
Income from continuing operations, net of income taxes	$25,001	$15,370	$103,790	$174,719
Income (loss) from discontinued operations, net of income taxes	444	(4,559)	264	(13,600)

Net income attributable to Health Management Associates, Inc.	$25,445	$10,811	$104,054	$161,119

HEALTH MANAGEMENT ASSOCIATES, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited, in thousands)

	Nine Months Ended September 30,
	2009	2008
		(as adjusted)
Cash flows from operating activities:

Consolidated net income	$123,788	$171,873
Adjustments to reconcile consolidated net income to net cash provided by continuing operating activities:
Depreciation and amortization	184,312	183,121
Provision for doubtful accounts	419,872	364,472
Stock-based compensation expense	7,955	13,535
Gains on sales of assets, net	(1,936)	(169,140)
Write-offs of deferred financing costs	444	1,497
(Gains) losses on early extinguishment of debt	(16,202)	700
Long-lived asset impairment charge	—	921
Deferred income tax expense	29,859	80,115
Changes in assets and liabilities of continuing operations:
Accounts receivable	(420,297)	(391,587)
Supplies, prepaid expenses and other current assets	(3,468)	(6,686)
Prepaid and recoverable income taxes	47,766	63,527
Deferred charges and other long-term assets	(3,626)	1,491
Accounts payable, accrued expenses and other liabilities	(9,845)	41,043
Equity compensation excess income tax benefits	(149)	—
(Income) loss from discontinued operations, net of income taxes	(1,042)	13,602

Net cash provided by continuing operating activities	357,431	368,484

Cash flows from investing activities:
Acquisitions and other	(569)	(2,420)
Additions to property, plant and equipment	(158,746)	(155,948)
Proceeds from sales of assets	4,653	14,384
Proceeds from sale of discontinued operations	—	18,166
Decreases in restricted funds, net	4,247	5,391

Net cash used in continuing investing activities	(150,415)	(120,427)

Cash flows from financing activities:
Proceeds from long-term debt, net	—	244,471
Principal payments on debt and capital lease obligations	(146,556)	(732,143)
Proceeds from exercise of stock options	8,495	—
Payments of financing costs	—	(350)
Cash received from noncontrolling shareholders	21,212	322,485
Cash payments to noncontrolling shareholders	(17,884)	(2,891)
Equity compensation excess income tax benefits	149	—

Net cash used in continuing financing activities	(134,584)	(168,428)

Net increase in cash and cash equivalents before discontinued operations	72,432	79,629

Net increases (decreases) in cash and cash equivalents from discontinued operations:
Operating activities	6,745	(19,547)
Investing activities	(440)	(3,585)
Financing activities	(5)	(452)

Net increase in cash and cash equivalents	78,732	56,045
Cash and cash equivalents at beginning of the period	143,614	123,987

Cash and cash equivalents at end of the period	$222,346	$180,032

HEALTH MANAGEMENT ASSOCIATES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited, in thousands)

	September 30, 2009	December 31, 2008
		(as adjusted)
Assets
Current Assets:
Cash and cash equivalents	$222,346	$143,614
Accounts receivable, net	618,143	621,505
Other current assets	224,647	253,208
Assets of discontinued operations	99,119	96,346
Property, plant and equipment, net	2,385,778	2,388,070
Restricted funds	32,659	37,117
Other assets	1,004,593	1,014,372

Total assets	$4,587,285	$4,554,232

Liabilities and Stockholders’ Equity
Current liabilities	$459,796	$490,452
Deferred income taxes	155,537	94,023
Other long-term liabilities	514,379	539,904
Long-term debt	3,011,355	3,144,042
Stockholders’ equity	446,218	285,811

Total liabilities and stockholders’ equity	$4,587,285	$4,554,232

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
Statistics *
Occupancy	42.5%	42.2%	45.3%	45.6%
Patient days	306,871	298,107	977,160	967,551

Admissions	74,890	71,063	232,798	225,243
Adjusted admissions	135,033	126,237	405,140	389,998

Average length of stay	4.1	4.2	4.2	4.3
Surgeries	66,337	66,438	200,807	203,262
Emergency room visits	355,213	314,750	1,034,071	983,470

Net revenue (in 000’s)	$1,121,903	$1,060,224	$3,418,373	$3,270,548
Total inpatient revenue percentage	49.8%	50.7%	52.0%	51.9%
Total outpatient revenue percentage	50.2%	49.3%	48.0%	48.1%

*	Continuing Operations

HEALTH MANAGEMENT ASSOCIATES, INC.

SUPPLEMENTAL CONSOLIDATED STATEMENTS OF INCOME INFORMATION

(unaudited, in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009 (a)	2008 (a)	2009 (a)	2008 (a)

Net revenue	$1,121,903	$1,060,224	$3,418,373	$3,270,548

Income from continuing operations before income taxes	$43,790	$24,761	$185,138	$291,438

Adjustments:
Gains on sales of assets, net	(90)	(1,201)	(1,936)	(169,140)
Interest and other income, net	(942)	(1,352)	(1,499)	(5,200)
Interest expense	54,300	59,716	163,485	186,932
Losses (gains) on early extinguishment of debt	533	—	(16,202)	700
Write-offs of deferred financing costs	—	—	444	1,497
Depreciation and amortization	60,424	58,543	179,198	173,150

EBITDA (b)	158,015	140,467	508,628	479,377

Adjustment for corporate and other	22,079	18,098	80,749	65,535

Operating EBITDA	$180,094	$158,565	$589,377	$544,912

Operating EBITDA margins =
Operating EBITDA / Net revenue (b)	16.1%	15.0%	17.2%	16.7%

(a)	Continuing Operations.
(b)	EBITDA is defined as earnings before net gains on sales of assets, net interest and other income, interest expense, net (gains) losses on early extinguishment of debt, write-offs of deferred financing costs, provision for income taxes, and depreciation and amortization. EBITDA margin is defined as EBITDA divided by net revenue. EBITDA does not represent cash flows from operations as defined by generally accepted accounting principles in the United States, commonly known as GAAP, and should not be considered as either an alternative to net income or as an indicator of HMA’s operating performance or as an alternative to cash flows as a measure of HMA’s liquidity. Nevertheless, HMA believes that providing non-GAAP information regarding EBITDA is important for investors and other readers of HMA’s financials statements, as it provides a measure of HMA’s liquidity. In addition, EBITDA is commonly used as an analytical indicator within the health care industry and HMA’s debt facilities contain covenants that use EBITDA in their calculations. Because EBITDA is not a measure determined in accordance with GAAP and is thus susceptible to varying calculations, EBITDA, as presented, may not be directly comparable to other similarly titled measures used by other companies.

HEALTH MANAGEMENT ASSOCIATES, INC.

SUPPLEMENTAL CONSOLIDATED STATEMENTS OF INCOME INFORMATION

(unaudited, in thousands, except per share amounts)

The following tables provide information regarding income from continuing operations attributable to HMA, excluding the impact of the net gains (losses) on sales of assets, sales of noncontrolling interests, and early extinguishment of debt. These tables are a non-GAAP presentation; nonetheless, HMA believes that providing this detail is beneficial to investors and other readers of HMA’s financial statements due to the significant impact these items had on income from continuing operations attributable to HMA.

Three Months Ended September 30, 2009

	Continuing Operations	Gains on Sales of Assets	Losses on Early Extinguishment of Debt	Total, As Reported
Income from continuing operations before income taxes	$44,233	$90	$(533)	$43,790
Net income from continuing operations attributable to noncontrolling interests	(6,294)	—	—	(6,294)

Income from continuing operations before income taxes attributable to HMA	37,939	90	(533)	37,496
Provision for income taxes	(12,667)	(35)	207	(12,495)

Income from continuing operations attributable to HMA common stockholders	$25,272	$55	$(326)	$25,001

Earnings per share attributable to Health Management Associates, Inc. common stockholders:
Basic	$0.10	$—	$—	$0.10

Diluted	$0.10	$—	$—	$0.10

Three Months Ended September 30, 2008

	Continuing Operations	Gains on Sales of Assets	Total, As Reported
Income from continuing operations before income taxes	$23,560	$1,201	$24,761
Net income from continuing operations attributable to noncontrolling interests	(4,607)	—	(4,607)

Income from continuing operations before income taxes attributable to HMA	18,953	1,201	20,154
Provision for income taxes	(4,330)	(454)	(4,784)

Income from continuing operations attributable to HMA common stockholders	$14,623	$747	$15,370

Earnings per share attributable to Health Management Associates, Inc. common stockholders:
Basic	$0.06	$—	$0.06

Diluted	$0.06	$—	$0.06

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HEALTH MANAGEMENT ASSOCIATES, INC.

SUPPLEMENTAL CONSOLIDATED STATEMENTS OF INCOME INFORMATION

(unaudited, in thousands, except per share amounts)

Nine Months Ended September 30, 2009

	Continuing Operations	Gains on Sales of Assets	Gains on Early Extinguishment of Debt	Total, As Reported

Income from continuing operations before income taxes	$167,000	$1,936	$16,202	$185,138
Net income from continuing operations attributable to noncontrolling interests	(18,956)	—	—	(18,956)

Income from continuing operations before income taxes attributable to HMA	148,044	1,936	16,202	166,182
Provision for income taxes	(55,364)	(750)	(6,278)	(62,392)

Income from continuing operations attributable to HMA common stockholders	$92,680	$1,186	$9,924	$103,790

Earnings per share attributable to Health Management Associates, Inc. common stockholders:
Basic	$0.38	$—	$0.04	$0.42

Diluted	$0.38	$—	$0.04	$0.42

Nine Months Ended September 30, 2008

	Continuing Operations	Gains on Sales of Assets and Noncontrolling Interests	Losses on Early Extinguishment of Debt	Total, As Reported

Income from continuing operations before income taxes	$122,998	$169,140	$(700)	$291,438
Net income from continuing operations attributable to noncontrolling interests	(10,756)	—	—	(10,756)

Income from continuing operations before income taxes attributable to HMA	112,242	169,140	(700)	280,682
Provision for income taxes	(40,928)	(65,305)	270	(105,963)

Income from continuing operations attributable to HMA common stockholders	$71,314	$103,835	$(430)	$174,719

Earnings per share attributable to Health Management Associates, Inc. common stockholders:
Basic	$0.29	$0.43	$—	$0.72

Diluted	$0.29	$0.43	$—	$0.72

HEALTH MANAGEMENT ASSOCIATES, INC.

SUPPLEMENTAL CONSOLIDATED STATEMENTS OF INCOME INFORMATION

(unaudited, in thousands)

The tables below adjust HMA’s historical consolidated statements of income for the impact of new accounting guidance related to noncontrolling interests and convertible debt and reclassifies certain amounts into discontinued operations for the Gaffney and Louisburg hospitals.

Three Months Ended September 30, 2008

	As Reported	Effects of the Noncontrolling Interest Guidance	Effects of the Convertible Debt Guidance	Discontinued Operations and Other Reclassifications	As Adjusted

Net revenue	$1,081,914	$—	$—	$(21,690)	$1,060,224
Total operating expenses	999,817	—	—	(21,517)	978,300

Income from operations	82,097	—	—	(173)	81,924

Gains on sales of assets, net	1,201	—	—	—	1,201
Interest and other income, net	—	—	—	1,352	1,352
Interest expense	(56,226)	—	(2,148)	(1,342)	(59,716)
Refinancing and debt modification costs	(9,495)	—	9,495	—	—

Income from continuing operations before minority interests and income taxes	17,577	—	7,347	(163)	24,761
Minority interests in earnings of consolidated entities	(4,569)	4,569	—	—	—

Income from continuing operations before income taxes	13,008	4,569	7,347	(163)	24,761
Provision for income taxes	(2,562)	—	(2,939)	717	(4,784)

Income from continuing operations	10,446	4,569	4,408	554	19,977
Loss from discontinued operations, net of income taxes	(4,043)	—	—	(554)	(4,597)

Consolidated net income	6,403	4,569	4,408	—	15,380
Net income attributable to noncontrolling interests	—	(4,569)	—	—	(4,569)

Net income attributable to Health Management Associates, Inc.	$6,403	$—	$4,408	$—	$10,811

Nine Months Ended September 30, 2008

	As Reported	Effects of the Noncontrolling Interest Guidance	Effects of the Convertible Debt Guidance	Discontinued Operations and Other Reclassifications	As Adjusted
Net revenue	$3,339,785	$—	$—	$(69,237)	$3,270,548
Total operating expenses	3,029,875	—	—	(65,554)	2,964,321

Income from operations	309,910	—	—	(3,683)	306,227
Gains on sales of assets, net	211,154	—	—	(42,014)	169,140
Interest and other income, net	—	—	—	5,200	5,200
Interest expense	(177,086)	—	(4,690)	(5,156)	(186,932)
Refinancing and debt modification costs	(20,958)	—	20,958	—	—
Losses on early extinguishment of debt	—	—	(700)	—	(700)
Write-offs of deferred financing costs	—	—	(1,497)	—	(1,497)

Income from continuing operations before minority interests and income taxes	323,020	—	14,071	(45,653)	291,438
Minority interests in earnings of consolidated entities	(10,754)	10,754	—	—	—

Income from continuing operations before income taxes	312,266	10,754	14,071	(45,653)	291,438
Provision for income taxes	(118,007)	—	(5,628)	17,672	(105,963)

Income from continuing operations	194,259	10,754	8,443	(27,981)	185,475
Loss from discontinued operations, net of income taxes	(41,583)	—	—	27,981	(13,602)

Consolidated net income	152,676	10,754	8,443	—	171,873
Net income attributable to noncontrolling interests	—	(10,754)	—	—	(10,754)

Net income attributable to Health Management Associates, Inc.	$152,676	$—	$8,443	$—	$161,119

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